Franklin Auto Trust 2001-1
Monthly Servicing Report

Collection Period:                                    September 2002
Distribution Date:                                    October 15, 2002
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,081       67,907,880.60      10.49%           66.04               58.32              7.72
      ii.    Non-Prime Loans          3,924       68,673,917.63      14.02%           67.44               62.01              5.43
      iii.   Sub-Prime Loans            146        2,505,255.54      17.08%           66.74               60.90              5.84
      iv.    Total Loans              8,151      139,087,053.78      12.35%           66.75               60.19              6.56

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  87,000,000.00   5.386%    10/15/2004   35242RAG9
      ii.    Class A-2 Notes  52,081,000.00   5.857%    07/15/2008   35242RAH7

   C.  Spread Account

      i.   Initial Cash Deposit                   347,718.00
      ii.  Spread Account Floor Amount          2,086,306.00
      iii. Specified Spread Account Amount      4.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  5,911,200.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                     Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,480      28,964,000.55       10.59%           66.83              39.97               26.86
      ii.    Non-Prime Loans          2,495      33,331,991.20       13.95%           68.00              43.59               24.41
      iii.   Sub-Prime Loans             81       1,117,692.59       16.57%           68.45              43.57               24.88
      iv.    Total Loans              5,056      63,413,684.34       12.46%           67.48              41.94               25.54

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              11,332,684.34           0.00
      ii.    Class A-2 Notes              52,081,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 2,086,305.81
      ii.    Payment Provider Commitment                   767,309.98

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Additional Servicing Fee Shortfall                  0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         177,256.48    94,573.54      59,378.32    73,310.94    65,784.55             103,839.79
      ii.    Non-Prime Loans     600,181.28   285,470.55     121,076.53   157,212.53   218,028.97             195,911.36
      iii.   Sub-Prime Loans      92,743.83         0.00           0.00         0.00         0.00              39,224.78
      iv.    Total Loans         870,181.59   380,044.09     180,454.85   230,523.47   283,813.52             338,975.93

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              13           6              4           4                    4                    6
      ii.    Non-Prime Loans          36          20              8          11                   14                   14
      iii.   Sub-Prime Loans           5           0              0           0                    0                    3
      iv.    Total Loans              54          26             12          15                   18                   23

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.61%        0.33%          0.21%      0.25%               0.23%                   0.36%
      ii.    Non-Prime Loans        1.80%        0.86%          0.36%      0.47%               0.65%                   0.59%
      iii.   Sub-Prime Loans        8.30%        0.00%          0.00%      0.00%               0.00%                   3.51%
      iv.    Total Loans            1.37%        0.60%          0.28%      0.36%               0.45%                   0.53%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.52%        0.24%          0.16%      0.16%               0.16%                   0.24%
      ii.    Non-Prime Loans        1.44%        0.80%          0.32%      0.44%               0.56%                   0.56%
      iii.   Sub-Prime Loans        6.17%        0.00%          0.00%      0.00%               0.00%                   3.70%
      iv.    Total Loans            1.07%        0.51%          0.24%      0.30%               0.36%                   0.45%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans             2,397       27,408,964.65       10.61%           66.90               39.10              27.80
      ii.    Non-Prime Loans         2,442       32,107,229.26       13.95%           68.02               42.67              25.35
      iii.   Sub-Prime Loans            80        1,078,765.67       16.57%           68.39               42.42              25.97
      iv.    Total Loans             4,919       60,594,959.58       12.49%           67.52               41.05              26.47

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         188,757.94    103,178.47      70,139.60    57,849.47    65,083.48              53,645.87
      ii.    Non-Prime Loans     655,771.05    158,429.50     144,840.97   154,574.80   194,551.99             139,680.72
      iii.   Sub-Prime Loans      35,618.15     26,998.05           0.00         0.00         0.00                   0.00
      iv.    Total Loans         880,147.14    288,606.02     214,980.57   212,424.27   259,635.47             193,326.59

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              16          7              4             3              4                         3
      ii.    Non-Prime Loans          49         10             10            11             12                        10
      iii.   Sub-Prime Loans           3          1              0             0              0                         0
      iv.    Total Loans              68         18             14            14             16                        13

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.69%       0.38%          0.26%          0.21%          0.24%                    0.20%
      ii.    Non-Prime Loans        2.04%       0.49%          0.45%          0.48%          0.61%                    0.44%
      iii.   Sub-Prime Loans        3.30%       2.50%          0.00%          0.00%          0.00%                    0.00%
      iv.    Total Loans            1.45%       0.48%          0.35%          0.35%          0.43%                    0.32%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.67%       0.29%          0.17%          0.13%          0.17%                    0.13%
      ii.    Non-Prime Loans        2.01%       0.41%          0.41%          0.45%          0.49%                    0.41%
      iii.   Sub-Prime Loans        3.75%       1.25%          0.00%          0.00%          0.00%                    0.00%
      iv.    Total Loans            1.38%       0.37%          0.28%          0.28%          0.33%                    0.26%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           644,665.26
             b.  Principal Collections                        2,625,398.17

      ii.    Net Liquidation Proceeds                            77,632.15
      iii.   Post Disposition Recoveries                         73,464.12
      iv.    Rebates of Capitalized Insurance Premiums                0.00
      v.     Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                         644,665.26
      ii.    Total Principal Collections                      2,703,030.32
      iii.   Collected Funds                                  3,347,695.58
      iv.    Reinvestment Income Collected in Spread Account      2,482.15

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                          63,413,684.34
      ii.    Principal Collections                            2,703,030.32
      iii.   Realized and Cram-Down Losses                      115,694.44
      iv.    Month End Pool Balance                          60,594,959.58

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        24,136.67
             b.  Non-prime Receivables @ 1.50%                   41,664.99
             c.  Sub-prime Receivables @ 2.00%                    1,862.82
             d.  Total Servicing Fee                             67,664.48
             e.  Total Receivables @ 1.25%                       66,055.92

      ii.    Base Servicing Fee (less of id. and ie.)            66,055.92
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             1,608.56
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       1,608.56
      vii.   Supplemental Servicing Fee                          27,049.55
      viii.  Total Supplemental Servicing Fee                    27,049.55

   B.  Surety Fee
      i.     Surety Fee Rate                                         0.165%
      ii.    Base Surety Fee Due                                  8,719.38
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                 8,719.38

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        5.39%         30         50,864.87     0.00             0.00             50,864.87
      ii.    Class A-2 Notes        5.86%         30        254,198.68     0.00             0.00            254,198.68
      iii.   Total                  5.77%         30        305,063.55     0.00             0.00            305,063.55

   D.  Bond Principal

      i.     Beginning Note Balance                          63,413,684.34
      ii.    Current Pool Balance                            60,594,959.58
      iii.   Principal Distributable Amount                   2,818,724.76

   E.  Total Required Distributions                           3,198,563.61
   F.  Total Available Funds                                  3,421,159.70
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       2,088,787.96
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                              767,309.98
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 3,421,159.70

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 3,421,159.70

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   66,055.92          66,055.92             0.00         3,355,103.78
   C.  Surety Fee                                       8,719.38           8,719.38             0.00         3,346,384.40
   D.  Note Interest                                  305,063.55         305,063.55             0.00         3,041,320.85
   E.  Principal Distributable Amount               2,818,724.76       2,818,724.76             0.00           222,596.09
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00             0.00           222,596.09
   G.  Reimbursement of Previous Surety Draws               0.00               0.00             0.00           222,596.09
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00             0.00           222,596.09
   I.  Reserve Deposit                                      0.00               0.00             0.00           222,596.09
   J.  Payment of Additional Servicing Fee              1,608.56           1,608.56             0.00           220,987.53
   K.  Deposit to Certificate Distribution Acct.      220,987.53         220,987.53             0.00                 0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       11,332,684.34     2,818,724.76      8,513,959.58     50,864.87       50,864.87             0.00
   B.  Class A-2 Notes       52,081,000.00             0.00     52,081,000.00    254,198.68      254,198.68             0.00
   C.  Total                 63,413,684.34     2,818,724.76     60,594,959.58    305,063.55      305,063.55             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  4.38%
      ii.    Previous Month                                 2.26%
      iii.   Second Previous Month                          1.33%
      iv.    Three-Month Average                            2.60%
      v.     Previous Three Month Average                   2.23%
      vi.    Second Previous Three Month Average            2.30%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,086,305.81
      ii.    Spread Account Specified Amount        2,726,773.18
      iii.   Spread Account Maximum Amount          6,059,495.96
      iv.    Spread Account Required Amount         2,086,305.81

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00           0.00       2,088,787.96     767,309.98
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00           0.00       2,088,787.96     767,309.98
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00           0.00       2,088,787.96     767,309.98
      iv.    Deposit to Spread Account from Waterfall                        0.00           0.00       2,088,787.96     767,309.98
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                -2,482.15           0.00       2,086,305.81     767,309.98
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00           0.00       2,086,305.81     767,309.98
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00     126,842.61       2,086,305.81     640,467.37
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00           0.00       2,086,305.81     640,467.37
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00           0.00       2,086,305.81     640,467.37

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.75%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                   37
   M.  Balance of Loans Extended During the Current
         Collection Period                                           500,352.90


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans       1,193,875.94          53,645.87        536,112.14    10,551.00        1.7323%
   ii.    Non-Prime Loans   3,394,155.42         139,680.72      1,935,035.56    32,832.44        1.2977%
   iii.   Sub-Prime Loans     272,846.01               0.00        142,729.38    -1,153.12        1.2380%
   iv.    Total Loans       4,860,877.37         193,326.59      2,613,877.08    42,230.32        1.5329%






/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President